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                                                                    Exhibit 23.5



                         REPORT OF INDEPENDENT AUDITORS



VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Plan
  for Salaried Employees

We have audited the accompanying statement of changes in net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees for the year ended December 31, 1994. This financial statement is the responsibility of the Plan's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the changes in net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the financial statement taken as a whole. The Fund Information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audit of the financial statement and, in our opinion, is fairly stated in all material respects in relation to the financial statement taken as a whole.


/s/ Ernst & Young LLP

Reading, Pennsylvania
March 10, 1995